NEWS RELEASE

FOR RELEASE: IMMEDIATELY

GATX CORPORATION REPORTS 2003 SECOND QUARTER RESULTS

•	GATX Board declares quarterly common dividend of $.32 per share

     CHICAGO, July 29 — GATX Corporation (NYSE:GMT) today announced its 2003 second quarter results. For the 2003 second quarter, GATX reported net income of $24.8 million or $.50 per diluted share compared to net income of $20.4 million or $.42 per diluted share in the prior year period. The 2003 second quarter results benefited from two significant items of note: $5.1 million of after-tax income, or $.09 per diluted share, related to the sale of a fully-reserved Air Canada unsecured note, and $2.7 million of after-tax income, or $.05 per diluted share, from an insurance recovery on previously expensed litigation-related charges.

     For the six-month period ended June 30, 2003, GATX reported net income of $26.6 million or $.54 per diluted share. In the first six months of 2003, the net effect of air-related impairments and/or charges, partially offset by the aforementioned insurance recovery, resulted in a negative impact on income of $4.4 million after-tax, or $.09 per diluted share. For the six-month period ended June 30, 2002, net income was $10.6 million or $.22 per diluted share. In the first six months of 2002, a gain on the sale of GATX Terminals-related assets and a goodwill impairment charge related to the adoption of SFAS 142 resulted in a negative impact on income of $28.7 million after-tax, or $.59 per diluted share.

     Ronald H. Zech, chairman and president of GATX, stated, “Although our core markets remain challenging, we experienced more stable operating conditions in the second quarter. In Rail, certain indicators are improving. Fleet utilization and the pace of lease renewal and assignment activity are higher and a cause for optimism. This is tempered by continued weakness in lease renewal rates, and our North American revenue remains pressured.

     “The air industry is showing signs of stabilizing, and our fleet continues to maintain high utilization levels. Volatility in the industry continues, however, and we are managing our fleet on the expectation that market conditions will remain uncertain at least through the balance of this year.

     “The long-anticipated rebound in information technology spending has yet to take hold. However, our IT leasing volumes have been stable in recent quarters, and we expect to build volume from this base level in the quarters ahead.

     “Overall, we continue to feel better about the underlying fundamentals in our markets, yet cautious regarding potential volatility in air and the general strength of this economic recovery. At the beginning of the year we indicated that we expected 2003 earnings to be in the range of $1.30 per diluted share absent a material change in operating conditions or air-related charges. Consistent with these expectations, and incorporating $.14 per diluted share of air-related impairments and/or charges incurred in the first half of 2003, we expect 2003 earnings to be in the range of $1.16 per diluted share, absent any further air-related impairments and/or charges.

     Mr. Zech concluded, “We continue to manage our business for the long-term: investing in quality assets, addressing the controllable variables in our business, and managing our balance sheet appropriately. We believe this has been a sound strategy during the recent economic downturn, and will continue to serve us well as our end markets stabilize and move toward recovery.”

DIVIDEND ANNOUNCEMENT

     The board of directors of GATX Corporation today declared a quarterly dividend of $.32 per common share, payable September 30, 2003, to shareholders of record on September 15, 2003.

     The board also declared a quarterly dividend of $.625 per share on the $2.50 preferred stock, payable September 1, 2003, to shareholders of record on August 15, 2003.

     The common and preferred dividends declared today are unchanged from the previous quarter.

GATX RAIL

     GATX Rail reported net income of $12.9 million in the 2003 second quarter compared to $12.2 million in the prior year period. For the six-month period, 2003 net income was $22.5 million compared to a net loss of $4.7 million in the prior year. The 2002 six-month results included a $34.9 million after-tax goodwill impairment charge related to the adoption of SFAS 142.

     GATX Rail’s North American fleet totals 105,000 cars and utilization of this fleet was 93% at the end of the second quarter, up from 92% at the end of the first quarter and 91% at the end of 2002. The increase in utilization reflects a combination of an increase in the active car count and car scrapping activity.

     GATX Rail’s North American maintenance expense is running higher in 2003, both quarterly and year-to-date, than in the prior year periods. This is related to an increase in the number of cars running through the maintenance network due to increased customer activity and certain railroad mandated repairs undertaken in 2003.

     Railcar order backlogs at railcar manufacturers, an indicator of future demand for new railcars, continued to climb during the second quarter. While this is a positive long-term indicator, certain macroeconomic data that relate to GATX Rail’s business remained soft: North American manufacturing capacity utilization, as reported by the Federal Reserve, was 74% at the end of June 2003, down from 75% at the end of the prior quarter and 76% at the end of the prior year period; and industry-wide chemical shipments have increased a nominal .5% in the first six months of 2003 versus the prior year period.

FINANCIAL SERVICES

     Financial Services reported second quarter net income of $17.5 million compared to net income of $15.1 million in the prior year period. The 2003 second quarter results include $5.1 million of after-tax income related to the sale of the Air Canada unsecured note. The note, for which GATX had previously taken a 100% loss reserve, was sold during the second quarter and a portion of the original loss reserve was reversed. Additionally, the 2003 second quarter results included $2.7 million of after-tax income resulting from an insurance recovery.

     For the first six months of 2003, Financial Services reported net income of $16.3 million compared to net income of $22.1 million in the prior year. The 2003 year-to-date results include the $4.4 million negative impact from the aforementioned items.

     Regarding the air sector, an updated slide presentation outlining portfolio data is available at www.gatx.com. Summarizing this presentation, GATX Air’s fleet remains highly utilized, and substantial progress has been made on scheduled new deliveries and renewals. All six 2003 scheduled new deliveries have been placed or assigned to customers. Also, of GATX Air’s original schedule of eight aircraft renewals in 2003, six have been renewed or assigned to new customers. However, conditions in the industry remain challenging for aircraft lessors, reflected in continued weakness in lease rates and periodic restructurings.

     Investment volume for the second quarter totaled $174 million compared to $324 million in the prior year period. For the six-month period, 2003 investment volume totaled $375 million compared to $632 million in the prior year period. The decline in 2003 investment volume primarily reflects lower scheduled new aircraft deliveries in 2003, and the planned curtailment of new investment in the specialty area.

     Remarketing income, comprised of both gains on asset sales and residual sharing fees, was $8.7 million in the 2003 second quarter compared to $18.3 million in the prior year period. Remarketing activity in 2003 has primarily been generated in the specialty and technology portfolios.

CREDIT STATISTICS

     At the end of the 2003 second quarter, the allowance for losses was 6.6% of reservable assets, flat with the prior year period. As noted in past commentary, GATX is comfortable with an allowance in the range of 6.0%-6.5% of reservable assets in this environment.

     Net charge-offs and impairments totaled $31.9 million during the 2003 second quarter, or 1.8% of average total assets on an annualized basis. The 2003 second quarter figure includes a charge-off of the unrecovered portion of the Air Canada unsecured note, plus approximately $8 million of asset impairments in the specialty portfolio and $2 million of asset impairments in the air portfolio. Net charge-offs and impairments in the 2002 second quarter totaled $19.1 million, or 1.1% of average total assets.

     Non-performing leases and loans at the end of the 2003 second quarter totaled $144.2 million or 5.2% of Financial Services’ investments compared to $111.4 million (3.8%) in the prior year period and $163.5 million (5.7%) in the 2003 first quarter. The decrease from the 2003 first quarter to second quarter primarily reflects the removal of the Air Canada note from non-performing as it was sold in the second quarter.

COMPANY DESCRIPTION

     GATX Corporation (NYSE: GMT) is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, and information technology leasing.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss 2003 second quarter results. Teleconference details are as follows:

Tuesday, July 29th
11:00 AM Eastern Time
Domestic Dial-In:1-800-706-6082
International Dial-In:1-706-634-7421
Replay: 1-800-642-1687 / Access Code: 1649473

Call in details and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

UPDATE ON AIR PORTFOLIO

GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.

FORWARD-LOOKING STATEMENTS

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; aircraft and railcar lease rate and utilization levels; conditions in the capital markets and the potential for a downgrade in our credit rating, either of which could have an effect on our borrowing costs or our ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; regulatory rulings that may impact the economic value of assets; competitors in the rail and air markets who may have access to capital at lower costs than GATX; additional potential write-downs and/or provisions within GATX’s portfolio; impaired asset charges; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:
Robert C. Lyons
GATX Corporation
312-621-6633

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30		June 30

	2003	2002	2003	2002

Gross Income
Lease income	$238.7	$260.9	$478.4	$516.5
Marine operating revenue	25.5	22.8	29.7	24.7
Interest income	12.2	13.2	21.8	28.6
Asset remarketing income	13.2	18.5	23.5	29.8
Gain on sale of securities	.1	.6	.5	1.1
Fees	4.3	3.8	10.9	9.4
Other	19.9	11.9	36.6	23.3

Revenues	313.9	331.7	601.4	633.4
Gain on extinguishment of debt	—	.6	.7	14.5
Share of affiliates’ earnings	22.4	21.8	40.9	39.8

Total Gross Income	336.3	354.1	643.0	687.7
Ownership Costs
Depreciation	77.5	87.9	156.5	176.5
Interest, net	50.3	56.6	104.4	109.8
Operating lease expense	46.1	46.5	92.2	88.0

Total Ownership Costs	173.9	191.0	353.1	374.3
Other Costs and Expenses
Maintenance expense	41.7	37.1	82.0	74.9
Marine operating expenses	20.9	17.7	24.1	19.6
Other operating expenses	8.3	8.2	20.1	17.7
Selling, general and administrative	49.9	52.9	94.0	101.5
(Reversal) provision for possible losses	(10.3)	9.2	8.4	26.9
Asset impairment charges	12.5	3.8	16.1	6.4
Fair value adjustments for derivatives	.3	2.4	2.4	3.7

Total Other Costs and Expenses	123.3	131.3	247.1	250.7

Income from Continuing Operations before Income Taxes and Cumulative Effect of Accounting Change	39.1	31.8	42.8	62.7
Income Taxes	14.3	11.4	16.2	23.4

Income from Continuing Operations before Cumulative Effect of Accounting Change	24.8	20.4	26.6	39.3
Discontinued Operations
Gain on sale of portion of segment, net of taxes	—	—	—	6.2

Total Discontinued Operations	—	—	—	6.2

Income before Cumulative Effect of Accounting Change	24.8	20.4	26.6	45.5
Cumulative Effect of Accounting Change	—	—	—	(34.9)

Net Income	$24.8	$20.4	$26.6	$10.6

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Six Months Ended
	June 30		June 30

	2003	2002	2003	2002

Per Share Data
Basic:
Income from continuing operations before cumulative effect of accounting change	$.51	$.42	$.54	$.81
Income from discontinued operations	—	—	—	.13
Cumulative effect of accounting change	—	—	—	(.72)

Total	$.51	$.42	$.54	$.22
Average number of common shares (in thousands)	49,075	48,866	49,068	48,825
Diluted:
Income from continuing operations before cumulative effect of accounting change	$.50	$.42	$.54	$.81
Income from discontinued operations	—	—	—	.13
Cumulative effect of accounting change	—	—	—	(.72)

Total	$.50	$.42	$.54	$.22
Average number of common shares and common share equivalents (in thousands) (a)	54,320	49,258	49,180	49,196

(a)	Shares underlying the convertible securities issued in first quarter of 2002 were included in the calculation of diluted earnings per share for the second quarter of 2003 because of dilutive effects.

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	June 30	December 31
	2003	2002

Assets
Cash and Cash Equivalents	$226.8	$231.1
Restricted Cash	109.7	140.9
Receivables
Rent and other receivables	91.3	97.8
Finance leases	624.5	713.0
Loans	335.1	434.2
Less — allowance for possible losses	(69.3)	(82.2)

	981.6	1,162.8
Operating Lease Assets, Facilities and Other
Railcars and service facilities	3,178.7	3,076.9
Operating lease investments and other	2,370.8	2,250.1
Less — allowance for depreciation	(2,029.8)	(2,008.1)

	3,519.7	3,318.9
Progress payments for aircraft and other equipment	57.8	140.9

	3,577.5	3,459.8
Investments in Affiliated Companies	827.2	850.9
Recoverable Income Taxes	61.5	129.8
Goodwill, Net	62.5	62.5
Other Investments	86.0	96.1
Other Assets	240.1	294.4

	$6,172.9	$6,428.3

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$351.2	$399.5
Debt
Short-term	22.2	13.7
Long-term:
Recourse	3,372.8	3,487.9
Nonrecourse	481.8	594.6
Capital lease obligations	128.9	143.7

	4,005.7	4,239.9
Deferred Income Taxes	674.7	640.0
Other Liabilities	333.3	347.3

Total Liabilities	5,364.9	5,626.7
Total Shareholders’ Equity	808.0	801.6

	$6,172.9	$6,428.3

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(In Millions)

	Three Months Ended		Six Months Ended
	June 30		June 30

	2003	2002	2003	2002

Operating Activities
Income from continuing operations, including accounting change	$24.8	$20.4	$26.6	$4.4
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Realized gains on remarketing of leased equipment	(11.9)	(17.6)	(20.8)	(27.4)
Gain on sales of securities	(.1)	(.6)	(.5)	(1.1)
Depreciation	81.4	92.1	164.5	185.0
(Reversal) provision for possible losses	(10.3)	9.2	8.4	26.9
Asset impairment charges	12.5	3.8	16.1	6.4
Deferred income taxes	32.8	25.8	56.8	38.1
Gain on extinguishment of debt	—	(.6)	(.7)	(14.5)
Share of affiliates’ earnings, net of dividends	(17.0)	(10.5)	(31.0)	(24.0)
Cumulative effect of accounting change	—	—	—	34.9
Other, including working capital	107.8	14.3	56.9	(29.9)

Net cash provided by continuing operations	220.0	136.3	276.3	198.8
Investing Activities
Additions to equipment on lease, net of nonrecourse financing for leveraged leases, operating lease assets and facilities	(173.2)	(250.0)	(339.1)	(513.6)
Loans extended	(8.7)	(43.5)	(37.7)	(55.3)
Investments in affiliated companies	(29.3)	(12.3)	(44.2)	(26.6)
Progress payments	(5.4)	(28.4)	(22.6)	(58.9)
Other investments	(1.2)	(15.2)	(24.2)	(16.6)

Portfolio investments and capital additions	(217.8)	(349.4)	(467.8)	(671.0)
Portfolio proceeds	162.5	210.7	384.8	449.9
Leveraged lease disposition, net	(102.8)	—	(102.8)	—
Proceeds from other asset sales	5.4	1.8	14.8	4.8

Net cash used in investing activities of continuing operations	(152.7)	(136.9)	(171.0)	(216.3)
Financing Activities
Net proceeds from issuance of long-term debt	89.8	584.2	333.0	1,160.3
Repayment of long-term debt	(137.5)	(353.2)	(436.7)	(671.4)
Net increase (decrease) in short-term debt	7.1	(43.7)	8.5	(286.7)
Net repayments of capital lease obligations	(3.4)	(2.9)	(14.8)	(14.9)
Issuance of common stock and other	.2	2.8	.6	4.3
Cash dividends	(15.7)	(15.6)	(31.4)	(31.2)

Net cash (used in) provided by financing activities of continuing operations	(59.5)	171.6	(140.8)	160.4
Net Transfers from (to) Discontinued Operations	—	1.5	—	(12.1)

Net Increase (Decrease) in Cash and Cash Equivalents from Continuing Operations	7.8	172.5	(35.5)	130.8
Proceeds from Sale of a Portion of Segment	—	—	—	3.2

Net Increase (Decrease) in Cash and Cash Equivalents	$7.8	$172.5	$(35.5)	$134.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2003
(In Millions)

	GATX	Financial	Corporate	GATX
	Rail	Services	and Other	Consolidated

Gross Income
Lease income	$157.7	$81.0	$—	$238.7
Marine operating revenue	—	25.5	—	25.5
Interest income	—	12.2	—	12.2
Asset remarketing income	4.5	8.7	—	13.2
Gain on sale of securities	—	.1	—	.1
Fees	.9	3.4	—	4.3
Other	11.6	8.1	.2	19.9

Revenues	174.7	139.0	.2	313.9
Gain on extinguishment of debt	—	—	—	—
Share of affiliates’ earnings	2.6	19.8	—	22.4

Total Gross Income	177.3	158.8	.2	336.3
Ownership Costs
Depreciation	28.9	48.6	—	77.5
Interest, net	16.9	29.4	4.0	50.3
Operating lease expense	43.7	2.4	—	46.1

Total Ownership Costs	89.5	80.4	4.0	173.9
Other Costs and Expenses
Maintenance expense	40.8	.9	—	41.7
Marine operating expenses	—	20.9	—	20.9
Other operating expenses	7.3	1.0	—	8.3
Selling, general and administrative	19.2	25.3	5.4	49.9
Provision (reversal) for possible losses	.2	(10.5)	—	(10.3)
Asset impairment charges	—	12.5	—	12.5
Fair value adjustments for derivatives	.1	.2	—	.3

Total Other Costs and Expenses	67.6	50.3	5.4	123.3

Income (Loss) before Income Taxes	20.2	28.1	(9.2)	39.1
Income Tax Provision (Benefit)	7.3	10.6	(3.6)	14.3

Net Income (Loss)	$12.9	$17.5	$(5.6)	$24.8

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2002
(In Millions)

	GATX	Financial	Corporate	GATX
	Rail	Services	and Other	Consolidated

Gross Income
Lease income	$155.0	$105.9	$—	$260.9
Marine operating revenue	—	22.8	—	22.8
Interest income	—	13.2	—	13.2
Asset remarketing income	.2	18.3	—	18.5
Gain on sale of securities	—	.6	—	.6
Fees	.5	3.3	—	3.8
Other	8.0	4.0	(.1)	11.9

Revenues	163.7	168.1	(.1)	331.7
Gain on extinguishment of debt	—	.6	—	.6
Share of affiliates’ earnings	2.3	19.5	—	21.8

Total Gross Income	166.0	188.2	(.1)	354.1
Ownership Costs
Depreciation	26.3	61.6	—	87.9
Interest, net	15.0	37.1	4.5	56.6
Operating lease expense	43.2	3.3	—	46.5

Total Ownership Costs	84.5	102.0	4.5	191.0
Other Costs and Expenses
Maintenance expense	36.9	.2	—	37.1
Marine operating expenses	—	17.7	—	17.7
Other operating expenses	7.3	.9	—	8.2
Selling, general and administrative	19.1	27.9	5.9	52.9
Provision for possible losses	.3	8.9	—	9.2
Asset impairment charges	—	3.8	—	3.8
Fair value adjustments for derivatives	(.1)	2.5	—	2.4

Total Other Costs and Expenses	63.5	61.9	5.9	131.3
Income (Loss) before Income Taxes	18.0	24.3	(10.5)	31.8
Income Tax Provision (Benefit)	5.8	9.2	(3.6)	11.4

Net Income (Loss)	$12.2	$15.1	$(6.9)	$20.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2003
(In Millions)

	GATX	Financial	Corporate	GATX
	Rail	Services	and Other	Consolidated

Gross Income
Lease income	$315.7	$162.7	$—	$478.4
Marine operating revenue	—	29.7	—	29.7
Interest income	—	21.8	—	21.8
Asset remarketing income	4.6	18.9	—	23.5
Gain on sale of securities	—	.5	—	.5
Fees	1.8	9.1	—	10.9
Other	23.5	13.3	(.2)	36.6

Revenues	345.6	256.0	(.2)	601.4
Gain on extinguishment of debt	—	.7	—	.7
Share of affiliates’ earnings	4.7	36.2	—	40.9

Total Gross Income	350.3	292.9	(.2)	643.0
Ownership Costs
Depreciation	58.0	98.5	—	156.5
Interest, net	33.9	61.8	8.7	104.4
Operating lease expense	87.5	4.7	—	92.2

Total Ownership Costs	179.4	165.0	8.7	353.1
Other Costs and Expenses
Maintenance expense	80.2	1.8	—	82.0
Marine operating expenses	—	24.1	—	24.1
Other operating expenses	18.0	2.1	—	20.1
Selling, general and administrative	37.5	46.7	9.8	94.0
(Reversal) provision for possible losses	(.2)	8.6	—	8.4
Asset impairment charges	—	16.1	—	16.1
Fair value adjustments for derivatives	.1	2.3	—	2.4

Total Other Costs and Expenses	135.6	101.7	9.8	247.1

Income (Loss) before Income Taxes	35.3	26.2	(18.7)	42.8
Income Tax Provision (Benefit)	12.8	9.9	(6.5)	16.2

Net Income (Loss)	$22.5	$16.3	$(12.2)	$26.6

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2002
(In Millions)

	GATX	Financial	Corporate	Discontinued	GATX
	Rail	Services	and Other	Operations	Consolidated

Gross Income
Lease income	$311.9	$204.6	$—	$—	$516.5
Marine operating revenue	—	24.7	—	—	24.7
Interest income	—	28.6	—	—	28.6
Asset remarketing income	3.9	25.9	—	—	29.8
Gain on sale of securities	—	1.1	—	—	1.1
Fees	1.5	7.9	—	—	9.4
Other	18.1	5.9	(.7)	—	23.3

Revenues	335.4	298.7	(.7)	—	633.4
Gain on extinguishment of debt	—	14.5	—	—	14.5
Share of affiliates’ earnings	6.0	33.8	—	—	39.8

Total Gross Income	341.4	347.0	(.7)	—	687.7
Ownership Costs
Depreciation	52.4	124.1	—	—	176.5
Interest, net	29.5	72.2	8.1	—	109.8
Operating lease expense	86.1	1.9	—	—	88.0

Total Ownership Costs	168.0	198.2	8.1	—	374.3
Other Costs and Expenses
Maintenance expense	74.5	.4	—	—	74.9
Marine operating expenses	—	19.6	—	—	19.6
Other operating expenses	14.1	3.6	—	—	17.7
Selling, general and administrative	37.9	52.9	10.7	—	101.5
Provision for possible losses	.6	26.3	—	—	26.9
Asset impairment charges	—	6.4	—	—	6.4
Fair value adjustments for derivatives	(.2)	3.9	—	—	3.7

Total Other Costs and Expenses	126.9	113.1	10.7	—	250.7

Income (Loss) from Continuing Operations before Income Taxes and Cumulative Effect of Accounting Change	46.5	35.7	(19.5)	—	62.7
Income Tax Provision (Benefit)	16.3	13.6	(6.5)	—	23.4

Income (Loss) from Continuing Operations Before Cumulative Effect of Accounting Change	30.2	22.1	(13.0)	—	39.3
Discontinued Operations
Gain on sale of portion of segment, net of taxes	—	—	—	6.2	6.2

Total Discontinued Operations	—	—	—	6.2	6.2

Income (Loss) before Cumulative Effect of Accounting Change	30.2	22.1	(13.0)	6.2	45.5
Cumulative Effect of Accounting Change	(34.9)	—	—	—	(34.9)

Net (Loss) Income	$(4.7)	$22.1	$(13.0)	$6.2	$10.6

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	2Q03	12/31/2002	2Q02

Total Assets, Excluding Cash (a)	$7,160.9	$7,428.5	$7,217.3
Reservable Assets	1,050.9	1,245.0	1,390.6
Financial Services Investments	2,773.2	2,900.9	2,918.4
Allowance for Losses	69.3	82.2	91.1
Allowance for Losses as a Percentage of Reservable Assets	6.6%	6.6%	6.6%
Net Charge-Offs and Asset Impairments and Write-Downs	31.9		19.1
Net Charge-Offs/Impairments/Write-Downs as a Percentage of Average Total Assets (Annualized)	1.8%		1.1%
Non-performing Investments	144.2	94.9	111.4
Non-performing Investments as a Percentage of Financial Services’ Investments	5.2%	3.3%	3.8%
Capital Structure
Short-term Debt, Net of Unrestricted Cash	(204.6)	(217.4)	(346.7)
Long-term Debt:
On Balance Sheet
Recourse	3,372.8	3,487.9	3,498.2
Nonrecourse	481.8	594.6	648.2
Off Balance Sheet
Recourse	1,004.8	1,018.8	1,029.5
Nonrecourse	319.7	353.4	343.4
Capital Lease Obligations	128.9	143.7	148.1
Total Net Debt Obligations	5,103.4	5,381.0	5,320.7
Total Recourse Debt	4,301.9	4,433.0	4,329.1
Shareholders’ Equity and Allowance for Losses	877.3	883.8	948.7
Recourse Leverage	4.9	5.0	4.6
Asset Remarketing Income
Disposition gains on owned assets	11.9		17.6
Residual sharing fees	1.3		.9

	13.2		18.5
Railcar Data
North American Fleet Utilization	93%		91%
Beginning Fleet Size	106,243		108,918
Additions	421		2,743
Scrappings	(1,598)		(1,125)

Ending Fleet Size	105,066		110,536

(a)	Includes Off Balance Sheet Assets